Exhibit 99.1

Credo Technology Group Holding Ltd Reports Third Quarter of Fiscal Year 2023
Financial Results

San Jose, Calif. (March 1, 2023) - Credo Technology Group Holding Ltd (NASDAQ: CRDO), an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase throughout the data infrastructure market, today reported financial results for the third quarter of fiscal year 2023, ended January 28, 2023.

Third Quarter of Fiscal Year 2023 Financial Highlights

•Revenue of $54.3 million, grew by 6% quarter over quarter
•GAAP gross margin of 58.9% and non-GAAP gross margin of 59.3%
•GAAP operating expenses of $34.9 million and non-GAAP operating expenses of $25.7 million
•GAAP net income of $2.8 million and non-GAAP net income of $7.5 million
•GAAP diluted net income per share of $0.02 and non-GAAP diluted net income per share of $0.05
•Ending cash and short-term investment balance of $233.0 million

Management Commentary

Bill Brennan, Credo’s President and Chief Executive Officer, stated, “In the fiscal quarter ended January 28, 2023, Credo achieved revenue of $54.3 million, an increase of 71% year over year and 6% compared to the prior quarter. Going forward, Credo is focused on the large market opportunity afforded us by our differentiated solutions. We remain committed to close customer collaboration, continued innovation, and expansion of our solution portfolio to address the ever-increasing needs for higher bandwidth and more power efficient connectivity solutions.”

Fourth Quarter of Fiscal 2023 Financial Outlook

•Revenue is expected to be between $30.0 million and $32.0 million
•GAAP gross margin is expected to be between 55.8%-57.8% and non-GAAP gross margin is expected to be between 56.0%-58.0%
•GAAP operating expenses are expected to be between $32.8 million and $34.8 million; and non-GAAP operating expenses are expected to be between $26.0 million and $28.0 million

Conference Call

Credo will conduct a conference call on Wednesday, March 1, 2023, at 2:00 p.m. Pacific Time to discuss its financial results for the third quarter of fiscal year 2023, ended January 28, 2023. Interested parties may join the conference call by registering online at https://register.vevent.com/register/BI31a81424c15248d480b63743ff62bf5e. After registering, a confirmation will be sent through email, including dial-in details and unique conference call codes for entry. It is recommended that participants register and dial in for the call at least 10 minutes before the start of the call. A live webcast of the conference call will be available on Credo’s Investor Relations website at http://investors.credosemi.com/. A replay of the webcast will be available via the web at http://investors.credosemi.com/.

Discussion of Non-GAAP Financial Measures

This press release contains references to the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. Reconciliation of these non-GAAP measures to their comparable GAAP measures is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP.

Non-GAAP financial measures exclude the effect of share-based compensation expenses, warrant contra revenue, asset impairment and related charges (if applicable), and the related tax effect adjustment to the provision for income taxes.

Credo uses a full-year non-GAAP tax rate to compute the non-GAAP tax provision. This full-year non-GAAP tax rate is based on Credo’s annual GAAP income, adjusted to exclude non-GAAP items, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Credo’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes, significant changes in Credo’s geographic mix of revenue and expenses, or changes to Credo’s corporate structure.

GAAP diluted net income (loss) per share is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted net income per share is calculated using non-GAAP diluted weighted average shares outstanding. Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Credo believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Credo’s financial condition and results of operations. While Credo uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Credo does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Credo believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Credo’s non-GAAP financial measures useful in their assessment of Credo's operating performance and the valuation of Credo. Internally, Credo's non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Credo’s operating performance;
•Management’s establishment of internal operating budgets; and
•Management’s performance comparisons with internal forecasts and targeted business models.

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Credo’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Credo’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: launches of new or expansion of existing products or services, technology developments and innovation; our plans, strategies or objectives with respect to future operations; future financial results; expectations regarding the markets and industries in which Credo conducts business; and assumptions underlying any of the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions may identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on June 8, 2022, as well as Credo’s other filings with the SEC, for further information on risks and uncertainties that could affect Credo’s business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Forward-looking statements speak only as of the date they are made. Credo assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

About Credo

Our mission is to deliver high-speed solutions to break bandwidth barriers on every wired connection in the data infrastructure market. Credo is an innovator in providing secure, high-speed connectivity solutions that deliver improved power and cost efficiency as data rates and corresponding bandwidth requirements increase exponentially throughout the data infrastructure market. Our innovations ease system bandwidth bottlenecks while simultaneously improving on power, security and reliability. Our connectivity solutions are optimized for optical and electrical Ethernet applications, including the emerging 100G (or Gigabits per second), 200G, 400G and 800G port markets. Our products are based on our proprietary Serializer/Deserializer (SerDes) and Digital Signal Processor (DSP) technologies. Our product families include integrated circuits (ICs), Active Electrical Cables (AECs) and SerDes Chiplets. Our intellectual property (IP) solutions consist primarily of SerDes IP licensing.

Investor Relations Contact:

Dan O’Neil
IR@credosemi.com

Credo Technology Group Holding Ltd
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	January 28, 2023	October 29, 2022	January 31, 2022	January 28, 2023	January 31, 2022
Revenue:
Product sales	$38,033	$44,349	$22,706	$117,645	$48,423
Product engineering services	3,635	3,750	3,954	8,209	6,628
IP license	11,715	2,084	5,022	24,179	12,194
IP license engineering services	887	1,186	118	2,073	1,706
Total revenue	54,270	51,369	31,800	152,106	68,951
Cost of revenue:
Cost of product sales revenue	21,833	22,658	12,230	62,016	26,436
Cost of product engineering services revenue	228	418	410	746	1,807
Cost of IP license revenue	—	—	—	1,179
Cost of IP license engineering services revenue	222	334	48	556	462
Total cost of revenue	22,283	23,410	12,688	64,497	28,705
Gross profit	31,987	27,959	19,112	87,609	40,246
Operating expenses:
Research and development	20,530	18,158	10,995	55,371	32,488
Selling, general and administrative	11,936	11,540	8,568	34,674	23,393
Impairment charges	2,407	—	—	2,407	—
Total operating expenses	34,873	29,698	19,563	92,452	55,881
Operating loss	(2,886)	(1,739)	(451)	(4,843)	(15,635)
Other income (expense), net	2,530	(692)	(80)	1,618	(70)
Loss before income taxes	(356)	(2,431)	(531)	(3,225)	(15,705)
Provision (benefit) for income taxes	(3,179)	929	(387)	(2,615)	1,116
Net income (loss)	$2,823	$(3,360)	$(144)	$(610)	$(16,821)
Net income (loss) per share:
Basic	$0.02	$(0.02)	$—	$—	$(0.24)
Diluted	$0.02	$(0.02)	$—	$—	$(0.24)
Weighted-average shares used in computing net income (loss) per share:
Basic	146,908	146,012	73,815	146,000	70,439
Diluted	156,519	146,012	73,815	146,000	70,439

Credo Technology Group Holding Ltd
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	January 28, 2023	April 30, 2022
Assets
Current Assets:
Cash and cash equivalents	$123,783	$259,322
Short-term investments	109,228	—
Accounts receivable	43,168	29,524
Inventories	50,315	27,337
Contract assets	19,245	10,071
Prepaid expenses and other current assets	4,282	5,923
Total current assets	350,021	332,177
Property and equipment, net	39,087	21,844
Right of use assets	15,552	16,954
Other non-current assets	12,591	4,714
Total assets	$417,251	$375,689
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$21,335	$8,487
Accrued compensation and benefits	3,369	4,713
Accrued expenses and other current liabilities	15,141	12,063
Deferred revenue	3,537	1,234
Total current liabilities	43,382	26,497
Non-current operating lease liabilities	13,514	14,809
Other non-current liabilities	5,802	220
Total liabilities	62,698	41,526
Shareholders' equity:
Ordinary shares	7	7
Additional paid in capital	445,654	424,562
Accumulated other comprehensive income (loss)	(69)	23
Accumulated deficit	(91,039)	(90,429)
Total shareholders' equity	354,553	334,163
Total liabilities and shareholders' equity	$417,251	$375,689

Credo Technology Group Holding Ltd
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Nine Months Ended
	January 28, 2023	October 29, 2022	January 31, 2022	January 28, 2023	January 31, 2022
GAAP gross profit	$31,987	$27,959	$19,112	$87,609	$40,246
Reconciling items:
Warrant contra revenue	260	247	407	895	407
Share-based compensation	98	149	46	551	180
Total reconciling items:	358	396	453	1,446	587
Non-GAAP gross profit (A)	$32,345	$28,355	$19,565	$89,055	$40,833

GAAP gross margin	58.9%	54.4%	60.1%	57.6%	58.4%
Non-GAAP gross margin	59.3%	54.9%	60.7%	58.2%	58.9%

Total GAAP operating expenses	$34,873	$29,698	$19,563	$92,452	$55,881
Reconciling item:
Share-based compensation	(5,071)	(4,742)	(1,392)	(15,055)	(3,640)
Impairment and related charges	(4,151)	—	—	(4,151)	—
Total reconciling items:	(9,222)	(4,742)	(1,392)	(19,206)	(3,640)
Total Non-GAAP operating expenses (B)	$25,651	$24,956	$18,171	$73,246	$52,241

GAAP operating loss	$(2,886)	$(1,739)	$(451)	$(4,843)	$(15,635)
Non-GAAP operating income (loss) (A-B)	$6,694	$3,399	$1,394	$15,809	$(11,408)

GAAP operating loss margin	(5.3)%	(3.4)%	(1.4)%	(3.2)%	(22.7)%
Non-GAAP operating income (loss) margin	12.3%	6.6%	4.3%	10.3%	(16.4)%

GAAP net income (loss)	$2,823	$(3,360)	$(144)	$(610)	$(16,821)
Reconciling items:
Warrant contra revenue	260	247	407	895	407
Share-based compensation	5,169	4,891	1,438	15,606	3,820
Impairment and related charges	4,151	—	—	4,151	—
Pre-tax total reconciling items	9,580	5,138	1,845	16,501	4,227
Other income tax effects and adjustments	(4,952)	644	700	(4,732)	(438)
Non-GAAP net income (loss)	$7,451	$2,422	$2,401	$11,159	$(13,032)

GAAP weighted average shares - basic	146,908	146,012	73,815	146,000	70,439
GAAP weighted average shares - diluted	156,519	146,012	73,815	146,000	70,439
Non-GAAP adjustment	3,837	12,789	10,373	13,088	—
Non-GAAP weighted average shares - diluted	160,356	158,801	84,187	159,088	70,439

GAAP diluted net income (loss) per share	$0.02	$(0.02)	$—	$—	$(0.24)
Non-GAAP diluted net income (loss) per share	$0.05	$0.02	$0.03	$0.07	$(0.19)

Credo Technology Group Holding Ltd
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(In millions, except percentages)

	Three Months Ended April 29, 2023
	Low	High

GAAP gross margin	55.8%	57.8%
Reconciling items:
Warrant contra revenue	0.1%	0.1%
Share-based compensation	0.1%	0.1%
Total reconciling items:	0.2%	0.2%
Non-GAAP gross margin	56.0%	58.0%

Total GAAP operating expenses	$32.8	$34.8
Reconciling item:
Share-based compensation	6.8	6.8
Total reconciling items:	6.8	6.8
Total Non-GAAP operating expenses	$26.0	$28.0